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                                                                   Exhibit 10.23

                    COMMUTATION AND MUTUAL RELEASE AGREEMENT

         This COMMUTATION AND MUTUAL RELEASE AGREEMENT (the "Commutation Agreement") is made and effective as of March 26, 2003 by and between Proformance Insurance Company, a New Jersey insurance corporation (hereinafter referred to as the "REINSURED"), and Gerling Global Reinsurance Corporation of America, a New York insurance corporation (hereinafter referred to as the "REINSURER").

                              W I T N E S S E T H :

         WHEREAS, the REINSURED and the REINSURER are parties to or successors in interest to parties to the "Reinsurance Agreements" including, but not limited to, those indicated in Schedule A attached hereto and made a part of the Commutation Agreement and whereby, inter alia, the REINSURER, agreed to reinsure certain insurance policy risks insured by the REINSURED; and

         WHEREAS, the REINSURED and the REINSURER now desire to fully and finally settle and commute all of their respective past, present and future reinsurance obligations and liabilities known and unknown, discovered and undiscovered including, all Reinsurance Agreements for the benefit of REINSURED listed in Schedule A; and

         WHEREAS, the parties hereto recognize and understand that a portion of REINSURER's obligation to REINSURED under the Reinsurance Agreements may become due in the future; that these future obligations and liabilities have been evaluated and independently estimated by both parties and cannot be determined in an amount certain by either party at this time, and that a commutation of these obligations of REINSURER negotiated on the basis of each parties' independent calculations of outstanding losses, loss reserves and IBNR will eliminate the uncertainty of contingent liabilities for presently unresolved and unasserted claims; and

         WHEREAS, the REINSURER has offered to pay and the REINSURED has agreed to accept in full satisfaction of the REINSURER'S past, present and future obligations and liabilities under the Reinsurance Agreements for the sum of Six Million One Hundred Ninety Seven Thousand Four Hundred Thirty Eight Dollars ($6,197,438.00) to be paid in the manner set forth herein;

         NOW, THEREFORE, in consideration of the covenants set forth herein and the payments to be made hereunder, it is agreed by and between the REINSURED and the REINSURER as follows:

1. Upon execution and delivery of this Commutation Agreement by both the REINSURED and REINSURER, the REINSURER shall pay the REINSURED the sum of Six Million One Hundred Ninety Seven Thousand Four Hundred Thirty Eight Dollars ($ 6,197,438.00) by wire transfer to [Fleet Bank, ABA# 021200339, Acct# 9404606683,
Proformance Insurance Company], by noon Eastern Standard Time, March 28, 2003. The REINSURER and REINSURED agree that there are no other amounts due or owing

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between them arising out of the reinsurance provided to REINSURED under the
Reinsurance Agreements.

2. The REINSURED shall accept the sum set forth in Paragraph 1 herein, as full and final settlement of any and all amounts claimed heretofore or hereinafter to be due by the REINSURER to REINSURED, arising under or in respect of the Reinsurance Agreements.

3. The REINSURER hereby releases and discharges the REINSURED, its predecessors, parents, affiliates, agents, employees, officers, directors, shareholders, policyholders and assigns from any and all liabilities, including, but not limited to, all obligations, adjustments, executions, offsets, actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims, demands, duties, acts, omissions, costs, expenses and/or losses whatsoever, whether known or unknown, reported or unreported, discovered or undiscovered, and whether arising in the past, present or future, which the REINSURER, and its successors and assigns ever had, now have, or hereafter may have, whether in law or equity, in contract or in tort, against the REINSURED by reason of any matter whatsoever arising out of the Reinsurance Agreements, it being the intention of the parties that this Commutation Agreement operate as a full and final settlement of the REINSURED'S past, current and future liabilities to the REINSURER under said Reinsurance Agreement, except as otherwise provided herein.

4. The REINSURED hereby releases and discharges the REINSURER, its predecessors, parents, affiliates, agents, employees, officers, directors, shareholders, policyholders and assigns from any and all liabilities, including, but not limited to, all obligations, adjustments, executions, offsets, actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims, demands, duties, acts, omissions, costs, expenses and/or losses whatsoever, whether known or unknown, reported or unreported, and whether arising in the past, present or future which the REINSURED, and its successors and assigns ever had, now have, or hereafter may have, whether grounded in law or equity, in contract or in tort, against the REINSURER by reason of any matter whatsoever arising out of the Reinsurance Agreements for the benefit of REINSURED, it being the intention of the parties that this Commutation Agreement operate as a full and final settlement of the REINSURER'S past, current and future reinsurance liabilities to the REINSURED under said Reinsurance Agreements except as otherwise provided herein.


5. The REINSURED and the REINSURER absolutely, irrevocably and unconditionally covenant and agree with each other, and their respective successors and assigns, that after the effective date of the Commutation Agreement, neither party will for any reason whatsoever, demand, claim or file suit or initiate arbitration or any other proceedings against the other party in respect of any matters relating to the reinsurance liabilities to REINSURED under the Reinsurance Agreements as indicated in Schedule A or any other part of this Commutation Agreement.



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6. The REINSURED and the REINSURER acknowledge the payment described in
Paragraph 1 herein, as a complete accord, satisfaction, settlement and commutation of any and all of the reinsurance liability and obligations of the parties to each other under the Reinsurance Agreements and do hereby agree to indemnify and hold each other harmless from and against any and all liability, costs, damages and expense, including reasonable attorneys fees and expenses, incurred in connection with any and all claims, actions or proceedings against the REINSURED or the REINSURER based upon, arising out of, or related to the reinsurance liabilities and obligations to each other under the Reinsurance Agreements.

7. The parties agree that in the event payment, as described in Paragraph 1 herein, is not made by the REINSURER, then this Commutation Agreement and a Commutation Agreement of even date between REINSURED and Gerling Global Reinsurance Corporation - U.S. Branch shall be considered null and void. Moreover, if any court of competent jurisdiction renders a final order or ruling declaring this Commutation Agreement or the payment made under paragraph 1 herein null and void, then this Commutation shall be rescinded and each the REINSURER and REINSURED shall be restored to the position they were in just prior to the execution of this Commutation Agreement.

8. This Commutation Agreement is the product of arm's length negotiations and the terms hereof have been completely read and fully understood and voluntarily accepted by both the REINSURED and the REINSURER. Each party has enlisted its own independent advisors and has been represented by its own legal counsel.

9. The rights, duties and obligations under this Commutation Agreement shall be final and binding upon and inure to the benefit of the parties hereto and their respective officers, directors, employees, affiliated companies, stockholders, parents, predecessors, successors, liquidators, receivers and assigns.

10. The REINSURER represents and warrants to the REINSURED that: (a) it is a corporation in good standing in its state of domicile; (b) that it is fully authorized and empowered to execute and deliver this Commutation Agreement; (c) that the person executing this Commutation Agreement is fully authorized to do so; (d) that there are no pending conditions, agreements transactions, or negotiations to which it is a party that would render this Commutation Agreement or any part thereof void, voidable or unenforceable; (e) that no authorization; consent or approval of any governmental entity is required to make this Commutation Agreement valid and enforceable against the REINSURER in accordance with its terms; (f) no claim or loss being paid or settled by this Commutation Agreement has been previously assigned, sold and / or transferred to any other entity.

11. The REINSURED represents and warrants to the REINSURER that: (a) it is a corporation in good standing in its state of domicile; (b) that it is fully authorized and empowered to execute and deliver this Commutation Agreement; (c) that the person executing this Commutation Agreement is fully authorized to do so; (d) that there are no pending conditions, agreements transactions, or negotiations to which it is a party that

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would render this Commutation Agreement or any part thereof void, voidable or unenforceable; (e) that no authorization consent or approval of any governmental entity is required to make this Commutation Agreement valid and enforceable against the REINSURED in accordance with its terms; (f) no claim or loss being paid or settled by this Commutation Agreement has been previously assigned, sold and/or transferred to any other entity.

12. This Commutation Agreement shall constitute the entire agreement between the parties with respect to its subject matter. This Commutation Agreement may not be modified or amended, except by written instrument executed by each of the parties hereto. Waiver by any of the parties of any term, provision or condition shall not be construed to be a waiver of any other term, provision or condition of this Commutation Agreement.

13. This Commutation Agreement shall be interpreted under and governed by the laws of the State of New York without regard to conflict of law principles.

14. The REINSURED and the REINSURER hereby agree to execute promptly any and all supplemental agreements, releases, affidavits, waivers and all other documents of any nature or kind which the other party may reasonable require in order to implement the provisions or objectives of this Commutation Agreement. This clause also includes, but is not limited to, the duty of REINSURED to continue to provide REINSURER with financial, claims and other pertinent information to support REINSURED'S efforts to collect moneys owed to them from its retrocessionaires.

15. The REINSURED and the REINSURER hereby agree to keep the terms and conditions of this Commutation Agreement confidential and will not disclose (except as required by applicable law, regulation, or legal process) the existence and / or terms and conditions of this Commutation Agreement to third parties. The REINSURED and the REINSURER hereby agree that their directors, officers, partners, members, employees, affiliates, retrocessionaires, brokers, agents, managing general agents or other representatives (including, without limitation, financial advisors, attorneys, accountants, actuaries) may be permitted to know the existence and the terms and conditions of this Commutation Agreement on a confidential, need to know basis in the course of normal business. Should either REINSURED or REINSURER be requested by subpoena or similar governmental or judicial notice to disclose the existence and the terms and conditions of the Commutation Agreement, they must promptly notify the other party in order that the other may seek a protective order or other appropriate remedy either by itself or jointly with the party receiving the request. In the event that no such protective order or other appropriate remedy is sought or obtained, then the party receiving the subpoena or similar governmental or judicial notice will furnish only that portion of information concerning this Commutation Agreement which it is legally required, as it is advised by its own counsel, and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the terms and conditions of this Commutation Agreement.


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16. This Agreement shall neither be construed as, nor asserted by one party against the other, as an admission of liability of any kind.

17. This Agreement is intended to govern only the rights and obligations of the parties with respect to the reinsurance of Proformance Insurance Company under the Reinsurance Agreements and no other contracts, obligations or relationships between the parties.

18. This Agreement may be executed and delivered in multiple counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute but one and the same instrument and agreement

IN WITNESS WHEREOF, the parties have executed this Commutation Agreement in triplicate, as of the day and year first written above.

Proformance Insurance Company ("REINSURED")


Signature: /s/ James V. Gorman                     Witness: /s/ Christina Tirone
           -------------------------------------            --------------------

Name:  James V. Gorman                          (print or type)
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Title:  CFO
        ----------------------------------------

Date:  3/26/2003
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Gerling Global Reinsurance Corporation of America ("REINSURER") (Formerly
Constitution Reinsurance Corporation)


Signature: /s/ H. Michael Tannert                 Witness: /s/ Robert W. Cameron
           -------------------------------------           ---------------------

Name:  H. Michael Tannert                       (print or type)
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Title:  CFO
        ----------------------------------------

Date:  3/26/2003
       -----------------------------------------


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